As filed with the Securities and Exchange Commission on September 21, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOVATEL WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-0824673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9645 Scranton Road

San Diego, California 92121

(858) 320-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Catherine F. Ratcliffe

Senior V.P., Business Affairs, General Counsel and Secretary

Novatel Wireless, Inc.

9645 Scranton Road

San Diego, California 92121

(858) 320-8800

(Name, address, including zip code, and telephone number, including area code of agent for service)

With a copy to:

James E. O’Bannon

Jones Day

2727 N. Harwood

Dallas, Texas 75201

(214) 220-3939

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filed,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (1)(2)
Debt Securities
Common Stock, par value $.001 per share
Preferred Stock, par value $.001 per share
Subscription Rights
Depositary Shares (3)
Warrants
Purchase Contracts
Units (4)
Total	$125,000,000	$125,000,000	$6,975

(1)	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(2)	Estimated solely for the purpose of calculating the registration fee for a primary offering pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to such Rule 457(o) and General Instruction II.D of Form S-3, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed for the primary offering, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per unit.
(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(4)	Each unit will be issued under a unit agreement or indenture and will represent an interest in a combination of any two or more of the securities being registered hereby or debt obligations of third parties, including U.S. Treasury securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2009

PROSPECTUS

$125,000,000

NOVATEL WIRELESS, INC.

Debt Securities

Common Stock

Preferred Stock

Subscription Rights

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer from time to time to sell up to $125,000,000 of debt securities, common stock, preferred stock, depositary shares representing preferred stock, subscription rights, warrants, purchase contracts and units consisting of any of these securities or securities of other entities. These securities may be offered and sold by us in one or more offerings. The debt securities, preferred stock, subscription rights, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other of our securities or securities of one or more other entities. Shares of our common stock are traded on The Nasdaq Global Select Market under the symbol “NVTL.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Investing in these securities involves certain risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated by reference herein and, if applicable, our subsequent quarterly or current reports and the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the website of the Securities and Exchange Commission or at the offices of the Securities and Exchange Commission mentioned under the heading “Where You Can Find More Information.”

Except as otherwise indicated or required by the context, references in this prospectus to the “Company,” “we,” “us,” “our” and “Novatel” refer to Novatel Wireless, Inc. and its wholly owned subsidiaries.

ABOUT THIS PROSPECTUS

We may from time to time sell the securities in one or more offerings. This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement, modify or supersede other information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the information incorporated by reference as described below under the heading “Incorporation by Reference.”

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

NOVATEL WIRELESS, INC.

We are a provider of wireless broadband access solutions for the worldwide mobile communications market. Our broad range of products includes third generation, or 3G, wireless PC card and ExpressCard modems, embedded modems, USB modems and other fixed-mobile convergence, solutions and communications software for wireless network operators, infrastructure providers, distributors, original equipment manufacturers and vertical markets worldwide. Through the integration of our hardware and software, our products are designed to operate on a majority of wireless networks in the world and provide mobile subscribers with secure and convenient high-speed access to corporate, public and personal information through the Internet and enterprise networks. We also offer software engineering, integration and design services to our customers to facilitate the use of our products.

We were incorporated in 1996 under the laws of the State of Delaware. Our executive offices are located at 9645 Scranton Road, San Diego, California 92121. Our telephone number at this location is (858) 320-8800.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C., located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Any information that is part of this prospectus or any prospectus supplement that speaks as of a later date than any other information that is part of this prospectus or any prospectus supplement updates or supersedes such other information. We incorporate by reference in this prospectus the documents listed below and any documents or portions thereof that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, until we sell all of the securities that may be offered by this prospectus.

•	Our Annual Report on Form 10-K for the year ended December 31, 2008;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2009 and June 30, 2009; and

•	Our Current Reports on Form 8-K filed on May 20, 2009, June 9, 2009, June 24, 2009, July 24, 2009 and September 3, 2009.

We maintain an Internet website at www.novatelwireless.com. The information contained on our website or that can be accessed through our website does not constitute a part of this report. We make available, free of charge, through our Internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Corporate Secretary

Novatel Wireless, Inc.

9645 Scranton Road

San Diego, California 92121

(858) 320-8800

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, the documents we incorporate by reference and other materials we file with the SEC, or in other written or oral statements made or to be made by us, other than statements of historical fact, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the views of our senior management with respect to our current expectations, assumptions, estimates and projections about Novatel and our industry. Statements that include the words “may,” “could,” “should,” “would,” “estimate,” “anticipate,” “believe,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook,” “will” and similar words and phrases identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in these forward-looking statements as of the date of this prospectus. We believe that these factors include the following:

•	the impact of uncertain global economic conditions on the demand for our products;

•	our ability to compete in the market for wireless broadband data access products;

•	our ability to introduce and sell new products that comply with evolving industry standards, including 3G standards;

•	our ability to develop and maintain strategic relationships to expand into new markets;

•	our dependence on a small number of customers for a substantial portion of our revenues;

•	demand for broadband wireless access to enterprise networks and the Internet;

•	the outcome of pending or future litigation, including the current class action securities litigation and intellectual property litigation;

•	the impact of the current global credit crisis on the value and liquidity of the securities in our investment portfolio;

•	our ability to properly manage the growth of our business to avoid significant strains on our management and operations and disruptions to our business;

•	our reliance on third parties to manufacture our products;

•	our ability to accurately forecast customer demand and order sufficient product quantities;

•	our reliance on sole source suppliers for some components used in our products;

•	infringement claims with respect to intellectual property contained in our products;

•	our continued ability to license necessary third-party technology for the development of our products;

•	risks associated with doing business abroad, including foreign currency risks;

•	our ability to hire, retain and manage additional qualified personnel to maintain and expand our business; and

•	our ability to timely comply with public reporting obligations and maintain the listing of our common stock on The Nasdaq Global Select Market.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this and other reports we file with the SEC, including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2008. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include working capital and capital expenditures.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness of Novatel, which we refer to as “debt securities.” All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). A copy of the form of indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, is incorporated herein by reference. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the indenture.

The provisions of the indenture will generally be applicable to all of the debt securities. Selected provisions of the indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•

the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities and whether the debt securities are convertible or exchangeable for other securities;

•	any limit on the aggregate principal amount of the debt securities;

•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities;

•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

•

the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	any provisions relating to the issuance of the debt securities at an original issue discount;

•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

•

whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

•

if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

•

any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•

the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

•	the denominations, which may be in U.S. Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•

whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•

if other than U.S. Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;

•

the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion will be effected, and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

•

any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the right of the Trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

•

if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•

whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•

whether, under what circumstances and the currency in which, we or any guarantor will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

•	the dates on which interest, if any, will be payable and the regular record dates for interest payment dates; and

•	any other terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30 day months. If any interest payment date or the maturity date falls on a day that is not a Business Day, then the payment will be made on the next Business Day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

Covenants

Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, such as covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•

we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our Wholly Owned Subsidiary.

The term “Wholly Owned Subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock (other than directors’ qualifying shares).

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of or interest on any debt securities;

•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

•	a change in the place of payment where, or the currency in which, any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•

a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and

•

waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;

•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

•

failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;

•

the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance and Covenant Defeasance

Satisfaction and Discharge of Indenture

Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•

we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

•

we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

•

(i) all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and (ii) we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, obligations and immunities of the trustee under the indenture, and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance of Certain Covenants and Certain Events of Default

Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

•

to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•

we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•

we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (d) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

Under our certificate of incorporation, the total number of shares of all classes of stock that we have authority to issue is 52,000,000, consisting of 2,000,000 shares of preferred stock, par value $0.001 per share, and 50,000,000 shares of common stock, par value $0.001 per share.

The following is a summary of certain provisions of our common stock and preferred stock. This summary is not complete. For more detailed information, please see our certificate of incorporation and bylaws which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of common stock are entitled to receive such dividends, if any, as may from time to time be declared by our board of directors out of funds legally available for that purpose. Pursuant to our certificate of incorporation, holders of common stock are entitled to one vote per share, and are entitled to vote upon such matters and in such manner as may be provided by law. Other than certain contractual rights of certain holders of common stock, holders of common stock have no preemptive, conversion, redemption or sinking fund rights. Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, holders of common stock, upon the liquidation, dissolution or winding up of the Company, are entitled to share equally and ratably in the assets of our Company. The outstanding shares of common stock are, and the shares of common stock to be offered or issuable upon conversion of other securities offered hereby when issued will be, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights, preferences and privileges of any series of preferred stock that we may issue in the future.

Preferred Stock

Our board of directors may issue up to 2,000,000 shares of preferred stock in one or more series and, subject to Delaware General Corporation Law, may fix the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), redemption price or prices, liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof and the number of shares constituting any series and the designation thereof. In addition, our board of directors may increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

Our board of directors has the power to issue our preferred stock with voting and conversion rights that could negatively affect the voting or other rights of our common stockholders, and our board of directors could take that action without stockholder approval. The issuance of our preferred stock could delay or prevent a change of control of our Company. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board of directors or of delaying, deferring or preventing a third party from acquiring a majority of our outstanding voting stock. The issuance of preferred stock with voting or conversion rights may also adversely affect the voting power of the holders of our common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of shares of our common stock and delaying or preventing a change of control.

Purposes and Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws

General

Our certificate of incorporation and bylaws contain provisions that could make more difficult the acquisition of control of Novatel by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Preferred Stock

We believe that the availability of the preferred stock under our certificate of incorporation provides us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. Having these authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Our board of directors has the power, subject to applicable law, to issue a series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, a series of preferred stock might impede a business combination by including class voting rights which would enable the holder or holders of such series to block a proposed transaction. Our board of directors will make any determination to issue shares based on its judgment as to the Company’s and our stockholders’ best interests. Our board of directors, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of our stock.

Supermajority Voting for Amending the Bylaws

Our board of directors is expressly authorized to adopt, amend or repeal the bylaws of Novatel. Our stockholders may adopt additional bylaws and may amend or repeal bylaws, whether or not adopted by them, provided that the affirmative vote of the holders of at least two-thirds of all voting stock is required for any such adoption of additional bylaws, amendment or repeal. The affirmative vote of the holders of at least two-thirds of all voting stock is required to amend or repeal this restriction.

Limitation of Director Liability

Our certificate of incorporation limits the liability of our directors to the Company and our stockholders to the fullest extent permitted by Delaware law. Specifically, a director will not be personally liable for monetary damages for breach of his or her fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the Company or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	violations under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

These provisions in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and our stockholders. These provisions do not limit or affect a stockholder’s ability to seek and obtain relief under federal securities laws.

No Stockholder Action by Written Consent

Our certificate of incorporation provides that any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be effected by a written consent of stockholders in lieu of a meeting of stockholders. This prevents stockholders from initiating or effecting any action by written consent, thereby limiting the ability of stockholders to take actions opposed by our board of directors. The affirmative vote of holders of at least two-thirds of all voting stock is required to amend or repeal this restriction.

Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called only by the board of directors, the chairman of our board of directors or our chief executive officer. Business transacted at a special meeting of stockholders is confined to the purpose or purposes of the meeting as stated in the notice of the meeting.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time of the transaction in which the person or entity became an interested stockholder, unless:

•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation, excluding for this purpose shares owned by persons who are directors and also officers of the corporation and by specified employee benefit plans; or

•

at or after such time the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

For the purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or within the immediately preceding three years did own 15% or more of the corporation’s voting stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. and its address and telephone number are 250 Royall Street, Canton, MA 02021, (303) 262-0600.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue to our stockholders subscription rights to purchase our common shares, preferred shares, depositary shares or other securities. These subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed upon completion of the rights offering.

The applicable prospectus supplement relating to the offering of any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:

•	the exercise price for the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights will commence and the date on which the right will expire;

•	the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

The description in the applicable prospectus supplement of any offering of any subscription rights will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” in this prospectus. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock, depositary shares, or any combination thereof, with or without the payment of separate consideration therefor (including by means of a dividend or similar distribution to holders of our outstanding securities). We may issue warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities and may or may not be transferable. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In connection with any warrants, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriters will agree to purchase any securities underlying such warrants that remain unpurchased upon the expiration of such warrants.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	the title of the warrants, which may be denominated as share purchase rights or subscription rights;

•	the aggregate number of the warrants;

•	the price or prices, if any, at which the warrants will be issued;

•	the extent to which the warrants are not transferable;

•	the designation, number or principal amount and terms of the debt securities, common stock, preferred stock, and/or depositary shares purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

•	whether the warrants will be issued in registered form or bearer form;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	the identity of the warrant agent;

•	the maximum or minimum number of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material federal income tax considerations;

•	in connection with warrants denominated as subscription rights, the extent of any over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting arrangement entered into by us in connection with any warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants or other property. The price per share of preferred stock or common stock or price of other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner to be described in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell the securities subject to purchase under the purchase contracts, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contracts;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of any units in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio or deficiency of earnings to fixed charges and our consolidated ratio or deficiency of earnings to combined fixed charges and preferred security dividends for the periods indicated:

	Six Months Ended June 30, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
	(dollars in thousands)
Consolidated ratio of earnings to fixed charges	—	—	167x	—	60x	89x
Consolidated deficiency of earnings to fixed charges	$4,368	$1,875	$—	$1,732	$—	$—
Consolidated ratio of earnings to combined fixed charges and preferred security dividends	—	—	167x	—	60x	46x
Consolidated deficiency of earnings to combined fixed charges and preferred security dividends	$4,368	$1,875	$—	$1,732	$—	$—

For purposes of calculating the consolidated ratio of earnings to fixed charges and the consolidated ratio of earnings to combined fixed charges and preferred security dividends, “earnings” represents the sum of income (loss) before taxes from continuing operations before adjustment for income or loss from equity investees, fixed charges, amortization of capitalized interest, distributed income of equity investees, and the Company’s share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. “Fixed charges” consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest within rental expense, and preference security dividend requirements of consolidated subsidiaries. “Preferred security dividend” is the amount of income before taxes that is required to pay the dividends on outstanding preferred securities.

The Company’s earnings were inadequate to cover fixed charges due to losses before taxes from continuing operations by $4.4 million for the six months ended June 30, 2009, by $1.9 million for the year ended December 31, 2008 and by $1.7 million for the year ended December 31, 2006.

The Company’s earnings were inadequate to cover combined fixed charges and preferred security dividends due to losses before taxes from continuing operations by $4.4 million for the six months ended June 30, 2009, by $1.9 million for the year ended December 31, 2008 and by $1.7 million for the year ended December 31, 2006.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	through agents to investors or the public;

•	directly to agents or purchasers;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	through a combination of any such methods of sale; or

•	through any other method described in the applicable prospectus supplement.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act of 1933 (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts or agency fees and other items constituting compensation to underwriters, dealers or agents;

•	any delayed delivery arrangements;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers.

In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than shares of our common stock, which are traded on The Nasdaq Global Select Market. We may elect to list any other class or series on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If we use dealers for the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly in transactions not involving underwriters, dealers or agents.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

We may make direct sales through subscription rights distributed to our existing securityholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our securityholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

CERTAIN LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Jones Day, counsel to the Company, and by such counsel as we name in the applicable prospectus supplement. If legal matters in connection with particular offerings of the securities in the future are passed upon by counsel to the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule II of Novatel Wireless, Inc., as of December 31, 2008 and 2007, and for each of the years in the three year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, filed March 27, 2001).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2002, filed November 14, 2002).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Amendment No. 1 to Form 10-K on Form 10-K/A for the year ended December 31, 2003, filed March 31, 2004).

4.4	Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 to the Company’s Amendment No. 1 to Form 10-K on Form 10-K/A for the year ended December 31, 2003, filed March 31, 2004).

4.5	Certificate of Designation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Company’s Amendment No. 1 to Form 10-K on Form 10-K/A for the year ended December 31, 2003, filed March 31, 2004).

4.6	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 27, 2001).

4.7	Amended and Restated Registration Rights Agreement, dated as of June 15, 1999, by and among the Company and certain of its stockholders (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (No. 333-42570), filed July 28, 2000, as amended).

4.8	Form of Securities Purchase Agreement entered into in connection with the Company’s 2003 Series B Convertible Preferred Stock Financing (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed March 28, 2003).

4.9	Registration Rights Agreement, dated as of March 12, 2003, entered into in connection with the Company’s 2003 Series B Convertible Preferred Stock Financing (incorporated by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K, filed March 28, 2003).

4.10	Registration Rights Agreement, dated as of January 13, 2004, entered into in connection with the Company’s January 2004 Common Stock and Warrant Financing Transaction (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed March 15, 2004).

4.11	Form of Indenture.

*4.12	Form of debt securities.

*4.13	Form of certificate of designations for preferred stock of Novatel Wireless, Inc.

*4.14	Form of subscription rights agreement.

*4.15	Form of subscription rights certificate.

*4.16	Form of depositary receipt.

*4.17	Form of depositary agreement.

*4.18	Form of warrant.

*4.19	Form of warrant agreement.

*4.20	Form of purchase contract.

Exhibit No.	Description

*4.21	Form of unit certificate.

*4.22	Form of unit agreement.

5.1	Opinion of Jones Day.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP.

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Powers of Attorney—Novatel Wireless, Inc.

*	To be filed, if necessary, by an amendment or as an exhibit to a document filed under the Securities Act or the Exchange Act and incorporated by reference herein.

$125,000,000

NOVATEL WIRELESS, INC.

Debt Securities

Common Stock

Preferred Stock

Subscription Rights

Depositary Shares

Warrants

Purchase Contracts

Units

PROSPECTUS

            , 2009

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of an amount of $125,000,000 of securities registered under this registration statement, other than any underwriting discounts and commissions.

SEC registration fee	$6,975
Legal fees and expenses	50,000
Accounting fees and expenses	25,000
Printing and engraving expenses	3,025
Miscellaneous expenses (1)	500

Total	$85,500

(1)	Includes estimate of stock exchange listing fees, blue sky fees and expenses, and NASD filing fees.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits the Company, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the Company against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position. Article XIV of our amended and restated certificate of incorporation and Article VI of our bylaws provide for indemnification to the maximum extent permitted by Delaware law. In addition, we have entered into indemnification agreements with our officers and directors. Our amended and restated certificate of incorporation provides that, subject to Delaware law, our directors will not be personally liable for monetary damages awarded as a result of a breach of their fiduciary duty owed to the Company and its stockholders. This provision does not eliminate our directors’ fiduciary duty and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.

The above discussion of our certificate of incorporation, bylaws, indemnification agreements and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws, indemnification agreements and statute.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, filed March 27, 2001).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2002, filed November 14, 2002).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Amendment No. 1 to Form 10-K on Form 10-K/A for the year ended December 31, 2003, filed March 31, 2004).

Exhibit No.	Description
4.4	Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 to the Company’s Amendment No. 1 to Form 10-K on Form 10-K/A for the year ended December 31, 2003, filed March 31, 2004).

4.5	Certificate of Designation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Company’s Amendment No. 1 to Form 10-K on Form 10-K/A for the year ended December 31, 2003, filed March 31, 2004).

4.6	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 27, 2001).

4.7	Amended and Restated Registration Rights Agreement, dated as of June 15, 1999, by and among the Company and certain of its stockholders (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (No. 333-42570), filed July 28, 2000, as amended).

4.8	Form of Securities Purchase Agreement entered into in connection with the Company’s 2003 Series B Convertible Preferred Stock Financing (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed March 28, 2003).

4.9	Registration Rights Agreement, dated as of March 12, 2003, entered into in connection with the Company’s 2003 Series B Convertible Preferred Stock Financing (incorporated by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K, filed March 28, 2003).

4.10	Registration Rights Agreement, dated as of January 13, 2004, entered into in connection with the Company’s January 2004 Common Stock and Warrant Financing Transaction (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed March 15, 2004).

4.11	Form of Indenture.

*4.12	Form of debt securities.

*4.13	Form of certificate of designations for preferred stock of Novatel Wireless, Inc.

*4.14	Form of subscription rights agreement.

*4.15	Form of subscription rights certificate.

*4.16	Form of depositary receipt.

*4.17	Form of depositary agreement.

*4.18	Form of warrant.

*4.19	Form of warrant agreement.

*4.20	Form of purchase contract.

*4.21	Form of unit certificate.

*4.22	Form of unit agreement.

5.1	Opinion of Jones Day.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP.

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Powers of Attorney—Novatel Wireless, Inc.

*	To be filed, if necessary, by an amendment or as an exhibit to a document filed under the Securities Act or the Exchange Act and incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) If and to the extent that the securities being registered are offered to existing securityholders of the registrant pursuant to warrants (including warrants denominated as share purchase rights or subscription rights) and any such securities not taken by such securityholders are reoffered to the public, a subscription period is established and underwriters are to purchase unsubscribed securities, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If, in such case, any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 21, 2009.

NOVATEL WIRELESS, INC.

By:	/S/ PETER V. LEPARULO
Peter V. Leparulo
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title

/S/ PETER V. LEPARULO Peter V. Leparulo	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/S/ KENNETH LEDDON Kenneth Leddon	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* John D. Wakelin	Director

* James Ledwith	Director

* Greg Lorenzetti	Director

* Horst J. Pudwill	Director

* John Ross	Director

* David A. Werner	Director

* Russell C. Gerns	Director

Catherine F. Ratcliffe, by signing her name hereto, does hereby sign and execute this Registration Statement on behalf of the above-named directors and officers of Novatel Wireless, Inc. on this 21st day of September, 2009, pursuant to powers of attorney executed on behalf of such director and/or officer, and contemporaneously filed with the Securities and Exchange Commission.

*By:	/S/ CATHERINE F. RATCLIFFE
Catherine F. Ratcliffe, Attorney-in-Fact